CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 333-914511 of Republic Bancorp, Inc., of our report dated January 14, 2000 on the consolidated financial statements of Republic Bancorp, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 as included in the registrant's annual report on Form 10-K.


Crowe, Chizek and Company LLP

Louisville, Kentucky
March 28, 2000